FrankCrystal
  &Company



                                                       Brian P. Kill
                                                       Frank Crystal & Co., Inc.
                                                       Financial Square
                                                       32 Old Slip
                                                       New York, NY 10005

                                                       DIRECT 646-810-3454
                                                       FAX 212-504-5989
                                                       800 221-5830
                                                       killbr@fcrystal.com


May 13,2008


Robeco-Sage Triton Fund, LLC
Robeco-Sage Multi-Strategy Fund, LLC
909 Third Avenue, 32nd Floor
New York, NY 10022

Re: Robeco-Sage Triton Fund, LLC
    Robeco-Sage Multi-Strategy Fund, LLC
    Registered Management Investment Company Bond
    Effective Period: April 30,2008 to April 30,2009

Dear Trustees,

As requested, I have examined the Registered Management Investment Company Bond limit of liability requirements, as prescribed by SEC Rule 17g-1, for the two funds insured under the St. Paul Fire and Marine Insurance Company Bond No. 490PB1867. This analysis is based upon to the total asset value of each fund, as stated in the relevant renewal application.

The results of the analysis are as follows:

----------------------------------------- ------------------ ------------------
                Fund                         Asset Value       Required Limit
----------------------------------------- ------------------ ------------------
Robeco-Sage Triton Fund, LLC              $125,400,000       $525,000
----------------------------------------- ------------------ ------------------
Robeco-Sage Multi-Strategy Fund, LLC      $112,100,000       $525,000
----------------------------------------- ------------------ ------------------
                                                Total Limit: $1,050,000


As you are aware, the limit of liability under the current Bond is $1,050,000. Therefore, according to these calculations, the limit amount is sufficient to meet the requirements of SEC Rule 17g-1.

Sincerely,



/s/ Brian P. Kill

Brian P. Kill
Account Executive